UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 21, 2007

Copart, Inc.
(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534
(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonuses

On August 21, 2007, the Compensation Committee of our Board of Directors approved the payment of various cash bonuses for the fiscal year ended July 31, 2007.  Following is a summary of the payments made to our principal executive officer, principal financial officer and other named executive officers (determined by reference to our proxy statement, dated November 27, 2006):

Name	Cash Bonus Amount
Willis J. Johnson	$1,050,000
A. Jayson Adair	$800,000
James E. Meeks	$600,000
Vincent W. Mitz	$300,000
David L. Bauer	$250,000
William E. Franklin	$250,000

Salary Increases

On August 21, 2007, the Compensation Committee also approved the following increase in the annual base salary for the fiscal year ended July 31, 2008, for the following named executive officer:

Name of Officer	Previous Annual Base Salary	New Annual Base Salary	Effective Date
Vincent W. Mitz	$270,000	$375,000	August 10, 2007

Our principal executive officer, principal financial officer and other named executive officers did not receive any base salary adjustment.

Option Grants

On August 21, 2007, the Compensation Committee also approved the following grants of incentive stock options under our 2001 Stock Option Plan to our principal executive officer, principal financial officer and other named executive officers.  Twenty percent (20%) of the shares subject to each option will vest twelve months after the vesting commencement date identified in the table, and 1/60th of the shares subject to each option will vest cumulatively each month thereafter, such that 100% of the shares subject to the option will be vested five (5) years from the vesting commencement date, subject to the optionee continuing to be a service provider (as specified in the option plan) as of each such date.  These options will be granted on the second trading day that our trading window for officers and directors opens at an exercise price equal to the fair market value of our common stock on the date of grant.  The vesting commencement date for all of these options will be the date of grant.

Name	Number of Option Shares
Willis J. Johnson	200,000
A. Jayson Adair	200,000
Vincent W. Mitz	100,000
David L. Bauer	50,000
William E. Franklin	50,000

Additionally, the Compensation Committee exercised its discretion pursuant to the terms of our 2001 Stock Option Plan to accelerate, effective December 31, 2007, the vesting of all unvested shares of our common stock subject to options held by James E. Meeks.  It is expected that on December 31, 2007, Mr. Meeks will hold options to purchase approximately 68,750 unvested shares that will be subject to this acceleration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel, and Secretary

Date:  August 27, 2007